Exhibit 5.1

[Letterhead of Dorsey & Whitney LLP]

September 6, 2023

Akerna Corp.

1550 Larimer Street #246
Denver, Colorado 80202

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Akerna Corp., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-4 (File No. 333-271857), (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering by the Company of shares (the “Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”) covered by the Registration Statement. The Shares are being issued to the stockholders of Gryphon Digital Mining, Inc. (“Gryphon”) pursuant to the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of January 26, 2023, by and among the Company, Akerna Merger Co., a Delaware corporation, and Gryphon (the “Merger Agreement”).

We have examined such documents and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates or comparable documents of officers and other representatives of the Company and of public officials.

Our opinions set forth below as further conditioned on the following assumptions:

(a)	That the required approval of the stockholders of the Company to approve the Merger as contemplated by the Merger Agreement and under the Delaware General Corporation Law (the “DGCL”) is obtained at a duly called and constituted meeting of the stockholders of the Company.

(b)	That the required approval of the stockholders of the Company to approve an increase in the authorized share capital of the Company from 150,000,000 shares of Common Stock to 300,000,000 shares of Common Stock as set forth in the prospectus contained in the Registration Statement is obtained at a duly called and constituted meeting of the stockholders of the Company and that the amendment to the articles of incorporation in the form set forth as Annex D to the prospectus contained in the Registration Statement in relation to the increase in authorized capital will be properly and timely filed with the Secretary of State of the State of Delaware and become effective in accordance with the DGCL prior to the issuance of the Shares.

(c)	That the required approval of the stockholders of the Company to approve a reverse stock split of the outstanding shares of Common Stock at a ratio between 5 to 1 and 20 to 1 as set forth in the prospectus contained in the Registration Statement is obtained at a duly called and constituted meeting of the stockholders of the Company, that the Board of the Company duly authorizes the exact ratio of the reverse stock split within that range and the effective date thereof and that the amendment to the articles of incorporation in the form set forth as Annex C to the prospectus contained in the Registration Statement in relation to the reverse stock split will be properly and timely filed with the Secretary of State of the State of Delaware and become effective in accordance with the DGCL prior to the issuance of the Shares.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued by the Company in the circumstances contemplated by the Merger Agreement, will be validly issued, fully paid and non-assessable.

Our opinions expressed above are limited to the DGCL.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DORSEY & WHITNEY LLP

DORSEY & WHITNEY LLP